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                                  ARTICLE VII
                               BOARD OF DIRECTORS

     This Corporation shall have one (1) Director initially.


                                  ARTICLE VIII
                               INITIAL DIRECTORS

     The name and address of the initial Directors of this Corporation are:

                                Michael Cirillo
                          30 Broad Street, 43rd Floor
                              New York, NY  10004

     The person named as initial Director shall hold office for the first year of existence of this Corporation, or until his successors are elected or appointed and have qualified, whichever occurs first.


                                   ARTICLE IX
                                  INCORPORATOR

     The person and address of the person signing these Articles of Incorporation as the Incorporator is James M. Schneider, Esq., c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.


                                   ARTICLE X
                                INDEMNIFICATION

     This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.



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                                   ARTICLE XI
                            AFFILIATED TRANSACTIONS

     This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

     IN WITNESS WHEREOF, the undersigned incorporator has executed the foregoing Articles of Incorporation on the 28th day of May, 1997.



                                           /s/ James M. Schneider
                                           --------------------------------
                                           James M. Schneider, Incorporator





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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                       AND OFFICE FOR SERVICE OF PROCESS


     SCHUYLKILL ACQUISITION CORP., a corporation existing under the laws of the State of Florida with its principal office and mailing address c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 has named James M. Schneider whose address is c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 as its agent to accept service of process within the State of Florida.


                                  ACCEPTANCE:

     Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.




                                             /s/ James M. Schneider
                                             ----------------------
                                             James M. Schneider




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                                                                     Exhibit 3.2

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                           JET AVIATION TRADING, INC.


1. Article II of the Articles of Incorporation of Jet Aviation Trading, Inc., a Florida corporation ("Corporation") f/k/a Schuylkill Acquisition Corp. filed with the Secretary of State of Florida on May 28, 1997, is hereby replaced in its entirety to read as follows:

                                   "Article II

             The principal office and mailing address of the Corporation is 15675 Northwest 15th Avenue, Miami,
             Florida 33301."

2. Article VI of the Articles of Incorporation of the Corporation is hereby deleted.

3. The foregoing Amendment was adopted by the directors of the Corporation on August 14, 1997, without shareholder approval as permitted by Fla. Statutes, Section 607.1002.

         IN WITNESS WHEREOF, the undersigned President and Secretary of this Corporation have executed these Articles of Amendment this 14th day of August, 1997.


                                             Jet Aviation Trading, Inc.
Attested:

/s/ Marion N. Kolinatis                      /s/ Joseph J. Nelson
----------------------------------           -----------------------------------
its Secretary                                its President and Director

MARION N. KOLINATIS                          JOSEPH J. NELSON
----------------------------------           -----------------------------------
ITS SECRETARY                                ITS PRESIDENT AND DIRECTOR